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                                                                      EXHIBIT 15

LETTER IN LIEU OF CONSENT REGARDING REVIEW REPORT OF UNAUDITED INTERIM FINANCIAL
                                  INFORMATION



P. H. Glatfelter Company:

We have made a review, in accordance with standards established by the American Institute of Certified Public Accountants, of the unaudited condensed consolidated financial statements of P. H. Glatfelter Company and subsidiaries for the three months ended March 31, 2003 and 2002, as indicated in our report dated May 12, 2003; because we did not perform an audit, we expressed no opinion on that information.

We are aware that our report referred to above, which is included in your Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, is incorporated by reference in Registration Statement Nos. 33-25884, 33-37198, 33-49660, 33-53338, 33-54409, 33-62331, 333-12089, 333-26587, 333-34797,
333-53977 and 333-66991 on Forms S-8 and Registration Statement No. 333-36295 on Form S-4.

We are also aware that the aforementioned report, pursuant to Rule 436 (c) under the Securities Act of 1933, is not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.


/s/ Deloitte & Touche LLP


Philadelphia, Pennsylvania
May 12, 2003